DIAMOND SHAMROCK, INC.
                            NONQUALIFIED 401(k) PLAN


1.   Purpose of Plan.

     It is the purpose of this Plan (a) to enable each Director of the Corporation who is separately compensated for his or her services on the Board of Directors of the Corporation to defer some or all compensation payable for future services to be performed by such Director as a member of the Board of Directors of the Corporation or as a member of any committee of the Board, and
(b) to enable each employee who is in a select group of management and who earns at least Sixty-Six Thousand and No/100 Dollars ($66,000.00) per year in Compensation (as adjusted each year by the Internal Revenue Service for cost of living increases in accordance with Internal Revenue Code sections 414(q) and 415(d)) to defer part of the Compensation payable for future services to be performed by such employee as an executive of the Corporation.

2.   Definitions.

     The following definitions are used throughout the Plan:

     (a) "Account" means the account, described in Section 7 below, to which is credited Compensation deferred in accordance with this Plan.

     (b) "Administrator" means the person designated by the Board of Directors or by the committee described by Section 2(d) hereof with power and authority to construe, interpret and administer this Plan pursuant to Section 12 below.

     (c) "Beneficiary" means the person or persons designated from time to time by a Participant to receive payments under this Plan after the Participant's death, using the Notice of Beneficiary Designation, a form of which is attached as Exhibit C, or some other method of designation which provides Beneficiary designation information similar to that in such Notice of Beneficiary Designation.

     (d) "Board" or "Board of Directors" means the Board of Directors of the Corporation or any committee of such Board of Directors to the extent that such committee has been delegated authority to act on behalf of the Board of Directors with respect to this Plan.

     (e) "Cause" means failure to return from a leave of absence, criminal activity, or willful misconduct or gross negligence in the performance of duties or in the observation of written Corporation personnel policies applicable to the Executive.

     (f)  "Code" means the Internal Revenue Code of 1986, as amended.

     (g)  "Common Stock" means whole shares of common stock of the Corporation.

     (h) "Compensation" means payments that may be made by the Corporation to a Director Participant for services on the Corporation's Board of Directors or on any committee of the Board, including retainer fees to be paid in cash and meeting fees, and payments that may be made by the Corporation to an Executive Participant for services rendered to the Corporation, including base salary and annual performance incentives.

     (i) "Corporation" means Diamond Shamrock, Inc., a Delaware corporation, or, where the context requires, any affiliate or subsidiary of Diamond Shamrock, Inc.

     (j) "Director" means a member or honorary member of the Board of Directors of the Corporation.

     (k) "Director Participant" means any Director who is separately compensated for his services on the Board of Directors, or on any committee of the Board, and who participates in this Plan.

     (l)  "Effective Date" means January 1, 1996.

     (m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (n) "Executive" means any employee of the Corporation who is in a select group of management and earns at least Sixty-Six Thousand and No/100 Dollars ($66,000.00) per year in Compensation (as adjusted each year by the Internal Revenue Service for cost of living increases in accordance with Internal Revenue Code sections 414(q) and 415(d)).

     (o) "Executive Participant" means any Executive who participates in this Plan.

     (p) "401(k) Plan" means the Diamond Shamrock, Inc. 401(k) Retirement Savings Plan.

     (q)  "Notice of Beneficiary Election" means the notice provided for in
Section 11 below.

     (r)  "Notice of Election" means the notice provided for in Section 5 below.

     (s)  "Participant"  means any Director Participant or Executive
Participant.

     (t) "Plan" means the Diamond Shamrock, Inc. Nonqualified 401(k) Plan, as amended.

     (u) "Year of Service" means, with respect to a Director Participant, a 12-consecutive-month period during which a Director Participant served as a separately compensated member of the Board of Directors. With respect to an Executive Participant, service and year of service shall be determined in the same manner as they are determined in the 401(k) Plan.

3.   Eligibility.

     (a) Any Director of the Corporation who is separately compensated for such Director's services on the Board of Directors shall be eligible to participate in this Plan; provided, however, that any Director who initially is so separately compensated after January 1 in any calendar year shall become eligible to participate in this Plan beginning January 1 of the following calendar year.

     (b) Any Executive of the Corporation shall be eligible to participate in this Plan; provided, however, that any person who initially becomes an Executive after January 1 in any calendar year shall become eligible to participate in this Plan beginning January 1 of the following calendar year.

4.   Account Credits.

     Accounts will be credited with Elective Deferrals, Matching Contributions, and Make-Up of 401(k) Match Contributions.

     (a) Elective Deferrals. "Elective Deferrals" are amounts credited to the Accounts of Executive Participants who have agreed to defer receipt of their base salary and/or bonus, and amounts credited to the Accounts of Director Participants who have agreed to defer receipt of their annual retainer or meeting fees. Executive participants may defer from 1% to 20% of base salary and from 1% to 100% of annual incentive bonus. The percentage of base salary and annual incentive bonus deferred must be the same up to 6%. Director participants may defer any percentage of annual retainer or meeting fees.

     (b) Matching Contributions. "Matching Contributions" are additional amounts credited to the accounts of Participants who have made Elective Deferrals. The Corporation will credit the Participant's Account with an amount equal to 50% of the Participant's Elective Deferral; provided, however, no Matching Contribution to an Executive Participant's Account will exceed 3% of Compensation when added to the matching contribution which would have been made by the Corporation pursuant to the 401(k) Plan if the Executive Participant had deferred the maximum amount possible through the 401(k) Plan consistent with that plan and Internal Revenue Service nondiscrimination testing and deferral limitations and no Matching Contribution to a Director Participant's Account will exceed 3% of Compensation.

     (c) Make-Up of 401(k) Match Contributions. Compensation of an Executive Participant which is deferred under the 401(k) Plan does not include Compensation deferred pursuant to this Plan. To recognize that Elective Deferrals made by an Executive Participant in this Plan reduce the match by the Corporation to such Executive Participant's account in the 401(k) Plan, additional amounts will be credited to such Executive Participant's Account in this Plan equal to the 401(k) Plan match lost because of such salary reduction ("Make-Up of 401(k) Match Contributions").

5.   Manner of Election.

     (a) Any Director or Executive wishing to participate in this Plan must file with the Administrator a written notice, on the Notice of Election, a form of which is attached as Exhibit A, electing to defer payment of such person's Compensation as may be permitted under this Plan. An election shall be effective with respect to Compensation earned during the first calendar year that commences after the date of filing of the Notice of Election, and except to the extent such election is subsequently modified or terminated as provided below, subsequent calendar years.

     (b) An election may be modified by filing with the Administrator a new Notice of Election on or before the November 30 immediately preceding the first calendar year for which such modification is to be effective (for 1996 only, such notice must be filed by December 31, 1995). No modification shall be effective with respect to Compensation earned prior to the date the modification is received by the Administrator or the effective date of the new Notice of Election, whichever is later.

     (c) An election may be terminated by the filing with the Administrator of a Notice of Termination, a form of which is attached as Exhibit B, on or before the November 30 immediately preceding the first calendar year for which such termination is to be effective (for 1996 only, such notice must be filed by December 31, 1995). No termination shall be effective with respect to Compensation earned prior to the date the Notice of Termination is received by the Administrator or the effective date of the Notice of Termination, whichever is later. An election shall also terminate on the date a person ceases to be an Executive or a Director, as the case may be, effective for Compensation earned on or after such date.

     (d) A person for whom an election is terminated may thereafter file a new Notice of Election for future calendar years for which such person is eligible to participate in this Plan.

6.   Deemed Investment of Contributions.

     The Corporation may allow each Participant to elect one or more deemed investment funds established by the Corporation in which Elective Deferrals will be deemed to be invested. Matching Contributions and any Make-Up of 401(k) Match Contributions will be deemed to be invested, on a pro rata basis, in the same deemed investment funds in which Elective Deferrals are deemed to be invested.

7.   Participant Accounts and Reports to Participants.

     (a) The amount of any Elective Deferral and Matching Contribution, and, with respect to an Executive Participant, any Make-Up of any 401(k) Match Contribution, shall be credited to an Account maintained by the Corporation on its books in the name of the Participant.

     (b) The balance of the Account will be increased or decreased to reflect income, expenses, gains, and losses deemed attributable to the Account.

     (c) The Administrator shall cause the Corporation to keep an accurate record of the amounts credited to the Account of each Participant, and as of the end of each calendar quarter shall deliver to each Participant a written statement of such Participant's Account.

8.   Vesting.

     (a)  Participants are 100% vested in Elective Deferrals.

     (b) Participants become vested in Matching Contributions and Make-Up of 401(k) Match Contributions made by the Company upon the earlier of:

          (i)  completion of five Years of Service, or

          (ii) a Change in Control, as that term is defined in the Diamond Shamrock, Inc. Excess Benefits Plan.

9.   Participants are Unsecured Creditors.

     (a) All rights, title and interest in the balance credited to the Account of a Participant shall remain at all times solely as the Corporation's unsecured contractual obligation under this Plan. Neither a Participant nor any other person, including, without limitation, any Beneficiary shall have any right, title or interest of any kind, by reason of this Plan, in any investment deemed to be made on behalf of a Participant or in any specific assets of the Corporation, the Plan, or any trust other than the Corporation's unsecured and unfunded obligation to make the payments described in this Plan.

     (b) Notwithstanding the provisions of Section 9(a) hereof, the Corporation may transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust shall at all times be subject to the claims of general unsecured creditors of the Corporation and no Participant shall at any time have a prior claim to such assets.

10.  Payment.

     (a) Except in the case of the retirement, disability or death of a Participant, a distribution of such Participant's Account balance shall commence as of the earlier of

     (i) to the extent practicable, in the sole discretion of the Administrator, the last day a Director Participant is a Director or an Executive Participant is an employee of the Corporation, but not later than the last day of the month following the date a Director Participant ceases to be a Director or an Executive Participant ceases to be an employee of the Corporation; or

     (ii) any date specified by such Participant on the Notice of Election for distribution of such Participant's Account
          (which specified date is not after the January 1 following the calendar year in which such Participant reaches age 70).

     In the case of a distribution by reason of (i) above, such distribution shall be in the form of a lump sum, regardless of the election of the Participant on the Notice of Election.

     (b) In the event of a Participant's retirement or disability, a distribution of such Participant's Account balance shall commence as of the later of

     (i) to the extent practicable, in the sole discretion of the Administrator, the last day a Director Participant is a Director or an Executive Participant is an employee of the Corporation, but not later than the last day of the month following the date a Director Participant ceases to be a Director or an Executive Participant ceases to be an employee of the Corporation; or

     (ii) any date specified by such Participant on the Notice of Election for distribution of such Participant's Account
          (which specified date is not after the January 1 following the calendar year in which such Participant reaches age 70).

     In the case of a distribution by reason of this Section 10(b), such distribution shall be in the form elected by the Participant on the Notice of Election.

     (c) In the event of a Participant's death, the balance of the Account shall be distributed in a lump sum to the Beneficiary designated pursuant to
Section 11 below. The lump sum payment shall be paid as of the last day of the month following the Participant's date of death.

     (d) Distributions from the Plan will be made in the form of cash except any deemed Common Stock investments may be distributed in the form of cash or Common Stock, as elected by the Participant. Distributions will be made to the Participant or, in the event of such Participant's death, to the designated Beneficiary, in accordance with the Participant's election and Section 11 below.

     (e) On each date for an installment distribution, there shall be distributed to the Participant an amount in cash equal to the sum of the cash balance then credited to such Participant's Account multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments. Any deemed Common Stock investment will be distributed in a similar manner by taking into account the value of the Common Stock investment account; provided, however, that distributions attributable to such account may be made in the form of cash or Common Stock, as elected by the Participant.

     (f)  Notwithstanding the provisions of Sections 10(a), (b), (c), (d) and
(e) hereof, the person or group designated in clause (i), (ii) or (iii), below, as appropriate, in its absolute discretion exercised in good faith, may accelerate the rate of distribution but only in the case of unanticipated severe financial hardship caused by circumstances over which the Participant has no control, and only to the extent necessary to alleviate such financial hardship.

         (i) In the case of a Director Participant, an ad hoc committee of the Board consisting of those members of the Compensation Committee of the Board who are not Participants in the Plan. If all the members of the Compensation Committee participate in the Plan, such decision shall be made by the Board; however, no member of the Board shall participate in any such decision affecting uniquely such member as a Participant.

          (ii) In the case of an Executive Participant, the Administrator.

          (iii) Notwithstanding clause (i) or (ii), above, if one or more trusts have been established pursuant to Section 9(b) hereof, to the extent assets in such trust or trusts are available therefor, the trustee of the trust.

     (g) The balance of a Participant's Account shall be appropriately reduced in accordance with this Section 10 to reflect distributions made hereunder.

     (h) Any election with respect to the distribution of Compensation deferred for a given period pursuant to this Plan shall be irrevocable.

     (i) The balance of a Participant's Account may be reduced by the amount of any indebtedness of such Participant to the Corporation at the time of distribution. Failure to reduce any payment to a Participant will not constitute waiver of the Corporation's claim for such indebtedness.

     (j) Notwithstanding the foregoing provisions of this Section 10, the Corporation shall make provision for the withholding of any Federal, state or local taxes that may be required to be withheld by the Corporation in connection with the payments due hereunder.

11.  Beneficiary Designation.

     A Participant may designate in writing any person or persons to whom payments are to be made if the Participant dies before receiving payment of all amounts due under this Plan and the proportion or proportions in which distributions are to be made to each such person, using the Notice of Beneficiary Designation, a form of which is attached as Exhibit C, or some other method of designation which provides Beneficiary designation information similar to that in such Notice of Beneficiary Designation. A Participant may designate a Beneficiary other than a spouse only if the spouse consents in writing as witnessed by a Plan or Corporation representative or notary public. A Beneficiary designation will be effective only after the Notice of Beneficiary Designation or other designation is filed with and accepted by the Administrator while the Participant is alive and, to the extent indicated by the Participant in the Notice of Beneficiary Designation or other designation, will cancel all beneficiary designations signed and filed earlier by such Participant. Any such designation may be terminated or modified from time to time by the Participant. If and to the extent that a Participant fails to designate a Beneficiary or if all of the Beneficiaries of the Participant die before the death of the Participant or before complete payment of all amounts credited to the Participant's Account under this Plan, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Participant or the Participant's Beneficiaries.

12.  Administration of Plan.

     (a) Except as provided in Section 10(f), full power and authority to construe, interpret and administer this Plan shall be vested in the Administrator, who may from time to time adopt any rules or regulations the Administrator determines are necessary or appropriate. If there is no Administrator, the power and authority of the Administrator shall rest with Board; however, no member of the Board shall participate in any decision affecting uniquely such member as a Participant. Decisions of the Administrator, the ad hoc committee described in Section 10(f) and the Board made in good faith, shall be final, conclusive and binding upon all parties.

     (b) In the absence of bad faith or gross neglect of duty, neither the Administrator nor any member of the Board of Directors shall have any liability to the Corporation or to any other person, firm or corporation arising out of or connected with the administration of this Plan for any decision made respecting this Plan or its administration.

13.  Amendment or Discontinuance of Plan.

     At the sole discretion of the Board this Plan may be discontinued or changed at any time. Upon such discontinuance, the vested amounts credited to the Account of any Participant shall be distributed in satisfaction of the obligations of the Corporation under this Plan, in the manner selected at the option of the Board or at the option of the Administrator if so directed by the Board, as follows:

     (a) The Account balance may be distributed in a lump sum as of the date of discontinuance in a manner consistent with Section 10 hereof. The lump sum payment shall be made on the last day of the month following the date of discontinuance; or

     (b) The Account balance may be distributed in accordance with the Notice of Election; or

     (c) Commencing on the last day of the month following the date of discontinuance, the Account balance may be distributed in no more than ten annual installments, calculated in the same manner as payments under Section 10(e).

Notwithstanding the foregoing provisions of this Section 13, the Board may make any change in this Plan that, under all the circumstances, is beneficial and equitable to the Participants and is consistent with the spirit and purposes of this Plan. However, no member of the Board who is a Participant in the Plan shall participate in any such decision affecting uniquely such member as a Participant.

The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel to the Corporation that such balance of the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA, which is not so exempt. In addition, in the absolute discretion of the Board, the vested benefit of each Participant accrued under such balance of the Plan on the date of termination shall be paid immediately to such Participant in a lump sum.

14.  Miscellaneous

     (a) Except insofar as permitted by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under the Plan shall be valid or recognized by the Corporation. The Participant, his spouse and his designated Beneficiary shall not have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, maintenance owed by the Participant or his or her Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. Notwithstanding the foregoing, the Corporation may, if the Committee so determines in its sole discretion, follow the terms of any court order issued in connection with any domestic relations proceeding including but not limited to marital dissolution or child support.

     (b) The Plan shall be binding upon the Corporation, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

     (c) The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Corporation and a Participant. Nothing in this Plan shall of itself be deemed to give a Participant the right to be retained in the service of the Corporation or to interfere with any right of the Corporation to discipline or discharge the Participant at any time.

     (d) A Participant shall cooperate by furnishing any and all information reasonably requested by the Corporation, the Board or the Administrator, and take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder.

     (e) In case any provision of this Plan shall be found illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

     (f) Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Corporation (or to the Board or the Administrator), such notice shall be addressed to the Corporation at P.O. Box 696000, San Antonio, Texas 78269-6000, Attention: Vice President, Human Resources; if notice to a Participant, addressed to the last known address on the Corporation's personnel records. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     (g) The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     (h) The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Corporation. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided herein.

     (i) The payment of benefits under the Plan to a Participant or Beneficiary shall fully and completely discharge the Corporation and the Board from all further obligations under this Plan with respect to the portion of the benefits so paid.

     (j) If any action at law or in equity is necessary by a Participant or Beneficiary to enforce the terms of the Plan, the Participant or Beneficiary shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

     (k) (i) Unless the context clearly indicates otherwise, (A) masculine pronouns shall include the feminine and singular words shall include the plural and vice versa; (B) any reference to a section of the Code or ERISA, any regulation promulgated under the Code or ERISA or any plan (except this Plan) shall refer also to any successor provision to such section, and (C) any reference to a plan shall refer also to such plan as amended from time to time.

          (ii) Titles and headings of the articles and sections of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

     (l) This instrument and any notice may be executed in one or more counterparts, each of which is legally binding and enforceable.

     (m) Except to the extent other instruments are incorporated herein by reference or there are amendments made to this Plan in the manner specified by
Article 13 hereof, this instrument constitutes the entire Plan.

15.  Governing Law.

     To the extent not preempted by Federal law, the provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Texas.

16.  Effective Date.

     The effective date for this Plan shall be January 1, 1996.

                              DIAMOND SHAMROCK, INC.



                              By: /s/ WILLIAM R. KLESSE
                                      Executive Vice President
W3015.LW

                                EXHIBIT A

                           NOTICE OF ELECTION
                                  for
            Diamond Shamrock, Inc. Nonqualified 401(k) Plan


1. Pursuant to the provisions of the Plan, I elect to have compensation payable to me for services to Diamond Shamrock, Inc. deferred in the manner specified below. I understand that this election shall be irrevocable as to compensation earned by me following the filing and effectiveness of this election, except to the extent I file a subsequent Notice of Election or Notice of Termination with the Administrator applicable to compensation earned by me in a calendar year subsequent to such filing.

     I also understand that no modification or termination shall be effective with respect to compensation deferred prior to the calendar year following the date any subsequent Notice of Election or Notice of termination is received by the Administrator.

2.   Percentage of compensation deferred (Director Participants).


     Annual Cash Retainer     Meeting Fees

     [ ]  All                 [ ] All

     [ ]  None                [ ] None

     ___ Percent              ___ Percent

3.  Percentage of compensation deferred (Executive Participants).

     ________% of Compensation--Base Salary and Annual
     Incentive Bonus (minimum amount is 1% and maximum amount is 20%).

     The percentage of Base Salary and Annual Incentive Bonus deferred must be the same up to 6%. If you defer at least 6% of your total compensation and wish to defer a greater percentage of Annual Incentive Bonus than of Base Salary, please note this percentage below:

     ________% of Annual Incentive Bonus (total amount, including percent deferred above; maximum amount is 100%)

4.   Deemed Investment Funds

     _____% Diamond Shamrock Common Stock Fund

     _____% Guaranteed Income Fund

     _____% Fidelity Advisor Growth Opportunities Account

     _____% Vanguard S & P Index Fund

5.   Date of commencement of payments.

Except in the case of retirement, disability or death of a Participant, distribution will be made, pursuant to Section 10(a) of the Plan, on the earlier of:

     (a) the date a Director Participant ceases to be a Director or an Executive Participant ceases to be an employee of the Corporation, or

     (b)  the commencement date specified below (select one):

          ___  retirement.

          ___ the January 1 following the calendar year in which I reach age 70.

          ___ the following date (which shall in no event be after the January 1 following the calendar year in which I reach age 70) ____________, 19__.

     In the event of a Participant's retirement or disability, distribution will commence, pursuant to Section 10(b) of the Plan, on the later of (a) the date a Director Participant ceases to be a Director or an Executive Participant ceases to be an employee of the Corporation or (b) the date selected above.

6.   Method of Payment (select one) (see Note 2 at end of Notice).

     ___  Lump sum, or

     ___ Annual installments over a period of ___ years (not over ten).

Date____________________________     Signature___________________________

Date Notice of Election received by the Administrator:


Date____________________________     Signature___________________________


                        NOTES TO NOTICE OF ELECTION


1. Participants should be aware that a deferral may reduce the benefit payable under the Diamond Shamrock, Inc. Career Average Retirement Income Plan (the "CARIP") and the Diamond Shamrock, Inc. Employee Stock Ownership Plan I (the "ESOP I") and the Diamond Shamrock, Inc. Employee Stock Ownership Plan II (the "ESOP II"). Any amount deferred to a date following termination of employment will not be taken into account for purposes of computing the CARIP, ESOP I, and ESOP II qualified pension benefits. As a result, the CARIP, ESOP I, and ESOP II qualified pension benefits will be less than if the deferral had been paid prior to the Participant's termination of employment. Such "lost" benefits will be paid pursuant to the Diamond Shamrock, Inc. Excess Benefits Plan. Amounts paid pursuant to the Excess Benefits Plan are not adjusted for the loss of any tax benefits which would have been realized had such benefits been paid under a qualified plan.

2. All distributions under the Plan represent taxable income to the Participant and may not be rolled over to an Individual Retirement Account.

                                    EXHIBIT B

                              NOTICE OF TERMINATION
                                      for
                Diamond Shamrock, Inc. Nonqualified 401(k) Plan


Pursuant to the provisions of the Plan, I hereby terminate my participation in the Plan effective as of January 1, 19__.



Date______________________     Signature____________________________



Date Notice of Termination received by Administrator:



Date______________________     Signature____________________________
                                          Administrator

                                 EXHIBIT C

                     NOTICE OF BENEFICIARY DESIGNATION
                                   for
        Diamond Shamrock, Inc. Nonqualified 401(k) Plan (the "Plan")

Any amounts credited to my account under the Plan unpaid at my death shall be paid to the following beneficiary or beneficiaries, in the proportions designated:


_____________________________      ____________%        ____________________
Name                              Proportion            Relationship


____________________________________________________________________________
Address



_____________________________     _____________%        _____________________
Name                              Proportion            Relationship


____________________________________________________________________________
Address


_____________________________     _____________%       ______________________
Name                              Proportion           Relationship


___________________________________________________________________________
Address


This designation supersedes any previous beneficiary designation made by me with respect to the amounts credited to my account under the Plan. I hereby reserve the right to terminate or modify any designation made by this Instrument, at any time or from time to time.

                                   Participant's
Date_____________________          Signature_______________________________



                                   Witness'
Date_____________________          Signature_______________________________

A Participant may designate a Beneficiary other than a spouse only if the spouse consents in writing as witnessed by a Plan or Corporation representative or notary public.

                                 Spousal Waiver

As spouse of the above named Participant, I hereby consent to the preceding beneficiary designation. I understand that I am waiving my right to be designated the Beneficiary under the Plan.


                                  Spouse's
Date______________________        Signature________________________________


                                  Witness'
Date______________________        Signature________________________________



Date Designation received by Administrator:


                                  Administrator's
Date______________________        Signature________________________________


Note: Other methods of beneficiary designation which provide beneficiary designation information similar to that in this

       Instrument may be used instead of this Instrument.

W3015.LW